EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                             Life USA HOLDING, INC.
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                           Three months ended September 30,  Nine months ended September 30,
                                                           --------------------------------  -------------------------------
                                                                 1996             1995            1996              1995
                                                              ----------       ----------       ----------       ----------
PRIMARY
Average shares outstanding and to be issued                   20,927,005       20,286,706       20,702,575       20,252,581

Net effect of dilutive stock options and warrants having
   exercise prices less than the average market price
   of the common stock using the treasury stock method           151,586          160,875          141,130          179,355

Common equivalent shares assuming conversion
   of convertible subordinated debentures                      2,400,000        2,400,000        2,400,000        1,978,022
                                                             -----------      -----------      -----------      -----------

Total common and common equivalent shares                     23,478,591       22,847,581       23,243,705       22,409,958
                                                             ===========      ===========      ===========      ===========

Net income                                                   $     6,762      $     3,823      $    17,050      $    12,487

Add convertible subordinated debenture interest,
   net of federal income tax effect                                  218              218              653              540
                                                             -----------      -----------      -----------      -----------

Adjusted net income                                          $     6,980      $     4,041      $    17,703      $    13,027
                                                             ===========      ===========      ===========      ===========

Per common and common equivalent share amount                $       .30      $       .18      $       .76      $       .58
                                                             ===========      ===========      ===========      ===========

FULLY DILUTED
Average shares outstanding and to be issued                   20,927,005       20,286,706       20,702,575       20,252,581

Net effect of dilutive stock options and warrants
   having exercise prices less than the greater of
   the average or the end of period market price of
   the common stock using the treasury stock method              155,532          165,104          150,548          187,169

Common equivalent shares assuming conversion
   of convertible subordinated debentures                      2,400,000        2,400,000        2,400,000        1,978,022
                                                             -----------      -----------      -----------      -----------

Total common and common equivalent shares                     23,482,537       22,851,810       23,253,123       22,417,772
                                                             ===========      ===========      ===========      ===========

Net income                                                   $     6,762      $     3,823      $    17,050      $    12,487

Add convertible subordinated debenture interest,
   net of federal income tax effect                          $       218      $       218      $       653      $       540
                                                             -----------      -----------      -----------      -----------

Adjusted net income                                          $     6,980      $     4,041      $    17,703      $    13,027
                                                             ===========      ===========      ===========      ===========

Per common and common equivalent share amount                $       .30      $       .18      $       .76      $       .58
                                                             ===========      ===========      ===========      ===========
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